UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2009

BANCTRUST FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Alabama	0-15423	63-0909434
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

100 St. Joseph Street, Mobile, Alabama	36602
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (251) 431-7800

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2009, BancTrust Financial Group, Inc. (the "Company"), and its subsidiary, BankTrust, entered into a substantially identical Amendment to Change in Control Compensation Agreement (the "Amendment") with each of the named executive officers of the Company, namely:

W. Bibb Lamar, Jr., President and Chief Executive Officer;

F. Michael Johnson, Chief Financial Officer;

Michael D. Fitzhugh, Executive Vice President;

Bruce C. Finley, Jr., Executive Vice President; and

Edward T. Livingston, Executive Vice President.

Each Amendment provides that the Company is excused from performance under its Change in Control Compensation Agreement with the executive to the extent that performance is prohibited by law. The Amendments executed by the named executive officers are filed herewith as Exhibits.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment to Change in Control Compensation Agreement among BancTrust Financial Group, Inc., BankTrust and W. Bibb Lamar, Jr.
10.2	Amendment to Change in Control Compensation Agreement among BancTrust Financial Group, Inc., BankTrust and F. Michael Johnson.
10.3	Amendment to Change in Control Compensation Agreement among BancTrust Financial Group, Inc., BankTrust and Michael D. Fitzhugh.
10.4	Amendment to Change in Control Compensation Agreement among BancTrust Financial Group, Inc., BankTrust and Bruce C. Finley, Jr.
10.5	Amendment to Change in Control Compensation Agreement among BancTrust Financial Group, Inc., BankTrust and Edward T. Livingston.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANCTRUST FINANCIAL GROUP, INC.
DATE: September 14, 2009	By: /s/ F. Michael Johnson
F. Michael Johnson
Executive Vice President, Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Amendment to Change in Control Compensation Agreement among BancTrust Financial Group, Inc., BankTrust and W. Bibb Lamar, Jr.
10.2	Amendment to Change in Control Compensation Agreement among BancTrust Financial Group, Inc., BankTrust and F. Michael Johnson.
10.3	Amendment to Change in Control Compensation Agreement among BancTrust Financial Group, Inc., BankTrust and Michael D. Fitzhugh.
10.4	Amendment to Change in Control Compensation Agreement among BancTrust Financial Group, Inc., BankTrust and Bruce C. Finley, Jr.
10.5	Amendment to Change in Control Compensation Agreement among BancTrust Financial Group, Inc., BankTrust and Edward T. Livingston.